Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of December 16, 2021, by and between FirstCash, Inc., a Delaware corporation (“Assignor”), and FirstCash Holdings, Inc., a Delaware corporation and newly-formed parent company of Assignor (“Assignee”).

RECITALS

Pursuant to a Business Combination Agreement dated as of the date hereof (the “Agreement”), among Assignor, Assignee, Atlantis Merger Sub, Inc., a direct wholly-owned subsidiary of Assignee (“Merger Sub”), American First Finance Inc. and the seller parties (as defined in the Agreement), Assignor has created a new holding company structure by merging Merger Sub with and into Assignor with Assignor being the surviving corporation and a direct wholly-owned subsidiary of Assignee, and converting the capital stock of Assignor into the capital stock of Assignee (the “Merger”). In connection with the Merger, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of Assignor’s equity incentive plans and related agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties intending to be legally bound, agree as follows:

1.

Assignment. Effective immediately following the consummation of the Merger (the “Effective Time”), Assignor hereby assigns to Assignee all of its rights and obligations under all of its equity incentive plans and related agreements, including but not limited to those listed on Exhibit A hereto, together with any and all amendments thereto (collectively, the “Assumed Plans and Agreements”).

2.

Assumption. Effective immediately following the Effective Time, Assignee hereby, assumes all of the rights and obligations of Assignor under the Assumed Plans and Agreements, and agrees to abide by and perform all terms, covenants and conditions of Assignor under such Assumed Plans and Agreements. In consideration of the assumption by Assignee of all of the rights and obligations of Assignor under the Assumed Plans and Agreements, Assignor agrees to pay (i) all expenses incurred by Assignee in connection with the assumption of the Assumed Plans and Agreements pursuant to this Agreement and (ii) all expenses incurred by Assignee in connection with the filing by Assignee of post-effective amendments to the registration statements on Form S-8 of Assignor to expressly adopt such registration statements as its own, including, without limitation, registration fees imposed by the Securities and Exchange Commission. As of the Effective Time, the Assumed Plans and Agreements shall each be automatically amended without any further action by either party as necessary to provide that references to the Assignor in such agreements shall be read to refer to Assignee from and after the effective time of the merger.

3.

Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Plans and Agreements and notifying other parties thereto of such assignment and assumption.

4.

Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

6.

Entire Agreement. This Agreement, including Exhibit A attached hereto, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing executed by the parties hereto.

7.

Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

8.

Third Party Beneficiaries. The parties to the various equity incentive awards and other agreements included in the Assumed Plans and Agreements are intended to be third party beneficiaries to this Agreement.

9.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

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This Assignment and Assumption Agreement is signed as of the date first written above.

Assignor

FIRSTCASH, INC.

By:	/s/ R. Douglas Orr
R. Douglas Orr
Executive Vice President and
Chief Financial Officer

Assignee

FIRSTCASH HOLDINGS, INC.

By:	/s/ R. Douglas Orr
R. Douglas Orr
Executive Vice President and
Chief Financial Officer

Exhibit A

Assumed Plans and Agreements

First Cash Financial Services, Inc. 2011 Long-Term Incentive Plan (“2011 Incentive Plan”)

FirstCash, Inc. 2019 Long-Term Incentive Plan (“2019 Incentive Plan”)

All agreements relating to stock options, stock appreciation rights, restricted stock, restricted stock unit, deferred stock unit, performance awards and any other awards granted pursuant to the 2011 Incentive Plan and the 2019 Incentive Plan

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